Exhibit 99.4
AGGREGATED DATA FOR THE ACTIVITY PERIOD
AMERICAN EXPRESS ISSUANCE TRUST

Activity Period:	25-Dec-05 to 24-Dec-06
TRUST ACTIVITY	TRUST TOTALS
1. Number of days in Activity Period	365

2. Beginning of Activity Period Number of Accounts	7,444,811

3. Beginning of Activity Period Principal Receivables, including any additions or removals during the Activity Period	$9,646,704,855.82

3a. Addition of Principal Receivables	$0.00

3b. Removal of Principal Receivables	$0.00

4. Beginning of Activity Period Invested Amount of Collateral Certificates	$0.00

5. Beginning of Activity Period Excess Funding Amount	$0.00

6. Beginning of Activity Period Pool Balance	$9,646,704,855.82

7. Beginning of Activity Period Available Overconcentration Account Amount	$0.00

8. New Principal Receivables	$85,597,156,765.84

9. Principal Collections	$85,696,312,022.78

10. Gross Default Amount	$243,227,398.02

11. End of Activity Period Principal Receivables	9,304,322,201.92

12. End of Activity Period Invested Amount of Collateral Certificates	0.00

13. End of Activity Period Excess Funding Account Amount	0.00

14. End of Activity Period Pool Balance	9,304,322,201.92

15. End of Activity Period Required Pool Balance	1,200,000,000.00

16. End of Activity Period Available Overconcentration Account Amount	0.00

17. End of Activity Period Available Overconcentration Account Amount	0.00

18. End of Activity Period Number of Accounts	7,404,691

Activity Period:	25-Dec-05 to 24-Dec-06
TRUST PERFORMANCE

1. Aggregate amount of Principal Collections	$85,696,312,022.78

2. Aggregate net amount of receivables for all accounts which became Defaulted Accounts	$165,494,405.23

3. Aggregate amount of Finance Charge Collections	$2,650,401,402.67

TRANSFEROR AMOUNT

1. Beginning of Activity Period Pool Balance	$9,646,704,855.82

2. Beginning of Activity Period Nominal Liquidation Amount	$1,200,000,000.00

3. Beginning of Activity Period Transferor Amount	$8,446,704,855.82

4. End of Activity Period Pool Balance	$9,304,322,201.92

5. End of Activity Period Nominal Liquidation Amount	$1,200,000,000.00

6. End of Activity Period Transferor Amount	$8,104,322,201.92

7. End of Activity Period Required Transferor Amount	$1,395,648,330.29

SERIES 2005-1 NOMINAL LIQUIDATION AMOUNT

1. Beginning of Activity Period Series 2005-1 Nominal Liquidation Amount	$600,000,000.00

2. Reimbursement of previous reductions in the Series 2005-1 Nominal Liquidation Amount	$0.00

3. Investor Charge-offs	$0.00

4. Reallocated Principal Collections	$0.00

5. Principal Funding Account Balance	$0.00

6. Payments of principal of the Series 2005-1 Notes	$0.00

7. Reimbursement of previous reductions in the Charge Series 2005-1 Nominal Liquidation Amount	$0.00

8. End of Activity Period Series 2005-1 Nominal Liquidation Amount	$600,000,000.00

REALLOCATION GROUP A ALLOCATIONS	TRUST TOTAL	GROUP TOTAL
1. Nominal Liquidation Amount		$1,200,000,000.00

2. Finance Charge Collections	$2,650,401,402.67	$386,843,265.42

3. Interest		$62,579,081.05

4. Net Default Amount		$24,209,852.98

5. Servicing Fee paid to the servicer		$24,000,000.00

6. Additional Amounts		$0.00

SERIES 2005-1 ALLOCATIONS

1. Reallocation Group		Group A

2. Shared Excess Available Finance Charge Collections Group		Group A

3. Shared Excess Available Principal Collections Group		Group A

4. Series 2005-1 Finance Charge Collections		$193,421,632.71

5. Series 2005-1 Reallocation Group A Finance Charge Collections		$193,289,076.07

6. Net Investment Proceeds from Principal Funding Account		$0.00

7. Series 2005-1 Finance Charge Collections		$193,289,076.07

8. Series 2005-1 Allocation of Shared Excess Available Finance Charge Collections		$0.00

9. Series 2005-1 Interest		$31,156,983.86

10. Series 2005-1 Servicing Fee paid to the servicer		$12,000,000.00

11. Series 2005-1 Default Amount		$12,104,926.49

12. Series 2005-1 Allocation of Principal Collections		6,253,966,125.11

13. Series 2005-1 Allocation of Shared Excess Available Principal Collections		$0.00

14. Series 2005-1 Allocation of amounts withdrawn from the Overconcentration Account		$0.00

APPLICATION OF SERIES 2005-1 AVAILABLE FINANCE CHARGE COLLECTIONS

1. Series 2005-1 Available Finance Charge Collections	$193,289,076.07

2. Class A Notes ($558,000,000)
a. Class A Interest	$28,874,438.98
b. Class A Outstanding Interest	0.00
c. Class A Additional Interest	0.00
d. Class A Outstanding Additional Interest	0.00

3. Class B Notes ($12,000,000)
a. Class B Interest	$639,155.68
b. Class B Outstanding Interest	0.00
c. Class B Additional Interest	0.00
d. Class B Outstanding Additional Interest	0.00

4. Class C Notes ($30,000,000)
a. Class C Interest	$1,643,389.20
b. Class C Outstanding Interest	0.00
c. Class C Additional Interest	0.00
d. Class C Outstanding Additional Interest	0.00

5. Series 2005-1 Servicing Fee paid to servicer	$12,000,000.00

6. Amount equal to Series 2005-1 Default Amount treated as Series 2005-1 Available Principal Collections	$12,104,926.49

7. Amount equal to unreimbursed reductions in the Series 2005-1 Nominal Liquidation Amount treated as Series 2005-1 Available Principal Collections	$0.00

8. Deposited to the Accumulation Reserve Account	$0.00

9. Deposited to the Class C Reserve Account	$0.00

10. Amount of the Series 2005-1 notes treated as Series 2005-1 Available Principal Collections	$0.00

11. Amount treated as Shared Excess Available Finance Charge Collections available for allocation to other series in Shared Excess Available Finance Charge Collections Group A	$138,027,165.72

12. Aamount paid to the holder of the Transferor Interest	$138,027,165.72

APPLICATION OF SHARED EXCESS AVAILABLE FINANCE CHARGE COLLECTIONS ALLOCATED TO SERIES 2005-1	$0.00

PRINCIPAL COLLECTIONS

1. Series 2005-1 Principal Collections	$6,253,966,125.11

2. Reallocated Principal Collections required to pay shortfalls in interest on the Class A Notes or the Class B Notes or shortfalls in the Series 2005-1 Servicing Fee and past due amounts thereon	$0.00

3. Item 1 minus Item 2	$6,253,966,125.11

4. Other amounts treated as Series 2005-1 Available Principal Collections	$12,104,926.49

5. Series 2005-1 Available Principal Collections (total of items 4 and 5)	$6,266,071,051.60

APPLICATION OF AVAILABLE PRINCIPAL COLLECTIONS DURING REVOLVING PERIOD

1. Treated as Shared Excess Available Principal Collections	$6,266,071,051.60

SHARED EXCESS AVAILABLE PRINCIPAL COLLECTIONS ALLOCATED TO SERIES 2005-1	$0.00

SERIES 2005-2 NOMINAL LIQUIDATION AMOUNT

1. Beginning of Activity Period Series 2005-2 Nominal Liquidation Amount	$600,000,000.00

2. Reimbursement of previous reductions in the Series 2005-2 Nominal Liquidation Amount	$0.00

3. Investor Charge-offs	$0.00

4. Reallocated Principal Collections	$0.00

5. Principal Funding Account Balance	$0.00

6. Payments of principal of the Series 2005-2 Notes	$0.00

7. Reimbursement of previous reductions in the Charge Series 2005-2 Nominal Liquidation Amount	$0.00

8. End of Activity Period Series 2005-2 Nominal Liquidation Amount	$600,000,000.00

REALLOCATION GROUP A ALLOCATIONS	TRUST TOTAL	GROUP TOTAL
1. Nominal Liquidation Amount		$1,200,000,000.00

2. Finance Charge Collections	$2,650,401,402.67	$386,843,265.42

3. Interest		$62,579,081.05

4. Net Default Amount		$24,209,852.98

5. Servicing Fee paid to the servicer		$24,000,000.00

6. Additional Amounts		$0.00

SERIES 2005-2 ALLOCATIONS

1. Reallocation Group	Group A

2. Shared Excess Available Finance Charge Collections Group	Group A

3. Shared Excess Available Principal Collections Group	Group A

4. Series 2005-2 Finance Charge Collections	$193,421,632.71

5. Series 2005-2 Reallocation Group A Finance Charge Collections	$193,554,189.40

6. Net Investment Proceeds from Principal Funding Account	$0.00

7. Series 2005-2 Finance Charge Collections	$193,554,189.40

8. Series 2005-2 Allocation of Shared Excess Available Finance Charge Collections	$0.00

9. Series 2005-2 Interest	$31,422,097.19

10. Series 2005-2 Servicing Fee paid to the servicer	$12,000,000.00

11. Series 2005-2 Default Amount	$12,104,926.49

12. Series 2005-2 Allocation of Principal Collections	6,253,966,125.11

13. Series 2005-2 Allocation of Shared Excess Available Principal Collections	$0.00

14. Series 2005-2 Allocation of amounts withdrawn from the Overconcentration Account	$0.00

APPLICATION OF SERIES 2005-2 AVAILABLE FINANCE CHARGE COLLECTIONS

1. Series 2005-2 Available Finance Charge Collections	$193,554,189.40

2. Class A Notes ($558,000,000)
a. Class A Interest	$29,100,118.98
b. Class A Outstanding Interest	0.00
c. Class A Additional Interest	0.00
d. Class A Outstanding Additional Interest	0.00

3. Class B Notes ($12,000,000)
a. Class B Interest	$651,289.01
b. Class B Outstanding Interest	0.00
c. Class B Additional Interest	0.00
d. Class B Outstanding Additional Interest	0.00

4. Class C Notes ($30,000,000)
a. Class C Interest	$1,670,689.20
b. Class C Outstanding Interest	0.00
c. Class C Additional Interest	0.00
d. Class C Outstanding Additional Interest	0.00

5. Series 2005-2 Servicing Fee paid to servicer	$12,000,000.00

6. Amount equal to Series 2005-2 Default Amount treated as Series 2005-2 Available Principal Collections	$12,104,926.49

7. Amount equal to unreimbursed reductions in the Series 2005-2 Nominal Liquidation Amount treated as Series 2005-2 Available Principal Collections	$0.00

8. Deposited to the Accumulation Reserve Account	$0.00

9. Deposited to the Class C Reserve Account	$0.00

10. Amount of the Series 2005-2 notes treated as Series 2005-2 Available Principal Collections	$0.00

11. Amount treated as Shared Excess Available Finance Charge Collections available for allocation to other series in Shared Excess Available Finance Charge Collections Group A	$138,027,165.72

12. Aamount paid to the holder of the Transferor Interest	$138,027,165.72

APPLICATION OF SHARED EXCESS AVAILABLE FINANCE CHARGE COLLECTIONS ALLOCATED TO SERIES 2005-2	$0.00

PRINCIPAL COLLECTIONS

1. Series 2005-2 Principal Collections	$6,253,966,125.11

2. Reallocated Principal Collections required to pay shortfalls in interest on the Class A Notes or the Class B Notes or shortfalls in the Series 2005-2 Servicing Fee and past due amounts thereon	$0.00

3. Item 1 minus Item 2	$6,253,966,125.11

4. Other amounts treated as Series 2005-2 Available Principal Collections	$12,104,926.49

5. Series 2005-2 Available Principal Collections (total of items 4 and 5)	$6,266,071,051.60

APPLICATION OF AVAILABLE PRINCIPAL COLLECTIONS DURING REVOLVING PERIOD

1. Treated as Shared Excess Available Principal Collections	$6,266,071,051.60

SHARED EXCESS AVAILABLE PRINCIPAL COLLECTIONS ALLOCATED TO SERIES 2005-2	$0.00